                                                                       EXHIBIT 8

                          FUND PARTICIPATION AGREEMENT


       AGREEMENT, made on this      th day of            1995, among ANCHOR
NATIONAL LIFE INSURANCE COMPANY (the "Company"), a life insurance company organized under the laws of the State of California, on behalf of itself and on behalf of VARIABLE ANNUITY ACCOUNT TWO - T ("Variable Account"), a separate account of the Company existing pursuant to the laws of the State of California and MUTUAL FUND VARIABLE ANNUITY TRUST ("Fund"), an open-end management investment company established pursuant to the Commonwealth of Massachusetts under a Declaration of Trust dated April 14, 1994 and which is composed of multiple investment series ("Portfolios").

                                  WITNESSETH:


       WHEREAS, the Company, by resolution, has established the Variable Account on its books of account for the purpose of funding certain variable annuity contracts issued by it to be marketed under the name "Vista Advantage Advisor" (the "Contracts"); and

       WHEREAS, the Variable Account, registered with the Securities and Exchange Commission ("SEC") as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"), is divided into various portfolios ("Divisions") under which the income, gains and losses, whether or not realized, from assets allocated to each such Division are, in accordance with the applicable variable annuity contracts, credited to or charged against such Division without regard to any income, gains or losses of other Divisions or separate accounts of the Company; and

       WHEREAS, the Fund, registered with the SEC as an open-end, diversified management investment company under the 1940 Act, is divided into various series ("Portfolios"), each Portfolio being subject to separate investment objectives and restrictions which may not be changed without a majority vote of the shareholders of each such Portfolio; and

       WHEREAS, the Variable Account desires to purchase shares of the Fund in connection with the issuance of the Contracts; and

       WHEREAS, the Fund agrees to make shares of its Portfolios available to serve as underlying investment media for the corresponding Divisions of the Variable Account; and

       NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, the Company (on behalf of itself and the Variable Account) and, the Fund hereby agree as follows:

                                   ARTICLE I

                              SALE OF FUND SHARES

       1.1 The Contracts funded by the Variable Account will provide for the allocation of net amounts among the various Divisions of the Variable Account for investment in the shares of the particular Portfolio of the Fund underlying each such Division. The selection of a particular Division is to be made (and such selection may be changed) in accordance with the terms of the applicable Contract.

       1.2 Fund shares to be made available to the respective Divisions of the Variable Account shall be sold by each of the respective Portfolios of the Fund and purchased by the Company for that Division at the net asset value next computed after receipt of each order, as established in accordance with the provisions of the then current prospectus of the Fund. Shares of a particular Portfolio of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of those Contracts having amounts allocated to the Division for which the Fund Portfolio shares serve as the underlying investment medium. Orders and payments for shares purchased will be sent promptly to the Fund and will be made payable in the manner established from time to time by the

Fund for the receipt of such payments. The Fund has the obligation to ensure that its shares to be made available to the appropriate Division(s) under the Contracts are registered at all times under the Securities Act of 1933, as amended (the "1933 Act").

       1.3 The Fund will redeem the shares of the various Portfolios when requested by the Company on behalf of the corresponding Division of the Variable Account at the net asset value next computed after receipt of each request for redemption, as established in accordance with the provisions of the then current prospectus of the Fund. The Fund will make payment in the manner established from time to time by the Fund for the receipt of such redemption requests, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

       1.4 For purposes of paragraphs 1.2 and 1.3 above, the Company shall be the agent of the Fund for the receipt of (i) orders to purchase, and (ii) requests to redeem shares of the Portfolios of the Fund on behalf of the Variable Account, the receipt of such orders and requests by such agent shall constitute receipt thereof by the Fund, provided that the Fund receives actual notice of such order or request by 12:00 noon (at the Fund's offices) on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC and the Fund's currently effective registration statement.

       1.5 Transfer of the Fund's shares will be by book entry only. No stock certificates will be issued to the Variable Account. Shares ordered from a particular Portfolio to the Fund will be recorded in an appropriate title for the corresponding Division of the Variable Account.

       1.6 The Fund shall make the net asset value per share of each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern Time.

       1.7 The Fund shall furnish same day notice promptly to the Company of any dividend or distribution payable on its shares. All of such dividends and distributions as are payable on each of the Portfolio shares in the title for the corresponding Division of the Variable Account shall be automatically reinvested in additional shares of that Portfolio of the Fund. The Fund shall notify the Company of the number of shares so issued.

                                   ARTICLE II

                            REGISTRATION STATEMENTS,
                      SALES MATERIAL AND OTHER INFORMATION

       2.1 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such document may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund, except with the permission of the Fund.

       2.2 The Fund shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Variable Account, or the Contracts other than the information or representations contained in the registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for the Variable Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

       2.3 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above that relate to the Fund or its shares, contemporaneously with, or promptly after, the filing of such document with the SEC or other regulatory authorities. The Fund shall provide the Company copies of its prospectus, proxy material, reports to stockholders as other communication to stockholders in such quantities as the Company and the distributor for the Variable Account's shares shall reasonably require for distributing to Contract owners and prospective Contract owners. Copies of such material for distribution to Contract owners shall be provided to the Company at the Fund's expense.

       2.4 The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, request for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Variable Account, contemporaneously with, or promptly after, the filing of such document with the SEC or other regulatory authorities.

       2.5 For purposes of this Article II, the phrase "sales literature or other promotional materials" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published articles), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

                                  ARTICLE III

                                    EXPENSES

       3.1 All expenses incident to the performance of the Fund under this Agreement shall be paid by the Fund (or the Fund will contract for a third party to bear such expenses). The Fund shall ensure that all of its shares which are subject to this Agreement are registered and authorized for issuance in accordance with applicable federal and state laws prior to their purchase by the Variable Account. Except as otherwise provided by the separate written agreement (the "Omnibus Agreement") among the Company, The Chase Manhattan Bank, N.A., Vista Broker-Dealer Services, Inc., Anchor National Life Insurance Company and the Company dated February 28, 1995, the Company shall bear none of the expenses for the cost of registration of the Fund's shares, preparation of the Fund's prospectuses, proxy materials and reports, the distribution of such items to shareholders, the preparation of all statements and notices required by any federal or state law or any taxes on the issue or transfer of the Fund's shares subject to this Agreement. The Fund's prospectus shall state that the Statement of Additional Information for the Fund is available from the Company or the distributor for the Contracts, and the Fund, at its expense, shall print and provide such statement free of charge to the Company or the distributor for the Contracts for distribution to any Contract Owner or prospective Contract Owner who requests such statement.

                                   ARTICLE IV

                                     VOTING

       4.1 The Company shall provide pass-through voting privileges to all variable Contract owners so long as the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable Contract owners. The Company will vote shares for which it has not received voting instructions in the same proportion as it votes shares for which it has received instructions.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

       5.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act and have been duly authorized for issuance. The Company further represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of California and that it has legally and validly established the Variable Account prior to any issuance or sale thereof as a segregated asset account under the California Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register the Variable Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and that the Variable Account will comply in all material respects with the 1940 Act.

       5.2 The Fund represents and warrants that Fund shares sold through this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund represents that it is lawfully organized and validly existing as a business trust under the laws of Delaware and that it does and will comply in all material respects with the 1940 Act.

       5.3 The Fund represents and warrants that it will at all times be operated and managed (a) in compliance with all applicable federal and state laws; (b) in compliance with the policies and procedures of the Fund and in compliance with the objectives, policies and limitations for the Portfolio(s) set forth in the Fund's current prospectus and statement of additional information; (c) so as not to preclude either the treatment of the Contracts as annuity contracts for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), or the eligibility of the Contracts to qualify for sale to the public in any state where they may otherwise be sold; and (d) to minimize any taxes and/or penalties payable by the Fund or such Portfolio. Without limiting the scope of the foregoing, the Fund represents and warrants (i) qualification, election and maintenance of such election by each Portfolio to be treated as a "regulated investment company" pursuant to Section 851 of the Code, and (ii) compliance with (aa) the provisions of the 1940 Act, and the rules adopted thereunder; (bb) the diversification requirements of Section 817(h) of the Code and regulations thereunder as set forth in guidelines provided by the Company from time to time; (cc) applicable state insurance laws; (dd) applicable federal and state securities, commodities and banking laws; and (ee) the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code. The Fund will notify the Company immediately upon having a reasonable basis for believing it will not be operated and managed as set forth in this paragraph 5.3.

       5.4 The Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of California and the Fund represents that its operations are and shall at all times remain in material compliance with the laws of the State of California to the extent required to perform this Agreement.

       5.5 The Fund represents and warrants that all of its Directors, officers, employees, investment advisers, and other persons dealing with the money or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by
Section 17(g) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

       5.6 The Fund represents and warrants that no shares of any Portfolio will be sold to the general public. The Fund further represents and warrants that its shares will be offered or sold solely to separate accounts of the Company or an affiliated insurance company thereof for a period of seven years commencing March 1, 1995; provided, however, if the investment adviser to the Fund has given six months written notice to the Company on any date after September 1, 1988, the Fund may offer or sell its shares to separate accounts of insurance companies unaffiliated with the Company. The Fund may also offer its shares to insurance companies unaffiliated with the Company if, and only if, (i) the products distributed by such separate account is not sold in any bank branches of the investment adviser to the Fund, (ii) neither the Fund's investment adviser nor any party selected by it acts as distributor, business manager or administrator for the product; (iii) neither the name of the Fund's investment adviser nor the Vista name is used in connection with the product except as necessary to identify the role of the Fund's investment adviser as adviser or subadviser; and (iv) the Fund's investment adviser does not act as investment adviser or subadviser for more than one series out of five in any such variable annuity product, excluding any cash or money market fund.

                                   ARTICLE VI

                                INDEMNIFICATION

       6.1 The Company agrees to indemnify and hold harmless the Fund and each of its Trustees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Fund or such Trustees, officers or controlling person may become subject under the 1933 Act , under any other statute, at common law or otherwise, arising out of the acquisition of the Contracts by any person which
(i) may be based upon any breach of this Agreement by the Company, any of its employees or representatives (other than an insurance agent), (ii) may be based upon a breach of the representations and warranties made by the Company in this Agreement, (iii) may be based on any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the Contracts, or any amendments or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund, or (iv) may be based on any untrue statement or alleged untrue statement of material fact contained in a registration statement or prospectus covering the Fund, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; provided, however, that in no case (a) is the Company's indemnity in favor of a Trustee or officer or any other person deemed to protect such Trustee or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of obligations and duties under this Agreement, or (b) is the Company to be liable under its indemnity agreement contained in this paragraph 6.1 with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may be, shall have notified the Company in writing pursuant to paragraph 8.1 of this Agreement within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon the Fund or upon such other person (or after the Fund or such person shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Fund or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph 6.1. The Company shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit which could result in liability to it under this paragraph 6.1, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the Fund and to such of its officers, Trustees, and controlling person or persons as may be defendants in the suit. In the event that the Company elects to assume the defense of any such suit and retain such counsel, the Fund, such Trustees, officers and controlling person or persons shall bear the fees and expenses of any additional counsel retained by them, but, in the case the Company does not elect to assume the defense of any such suit, the Company will reimburse the Fund, such officers, Trustees, and controlling person or persons for the reasonable fees and expenses of any counsel retained by them. The Fund agrees promptly to notify the Company pursuant to paragraph 8.1 of this Agreement of the commencement of any litigation or proceedings against it or its officers or Trustees in connection with the issue and sale of any Contracts.
       6.2 The Fund agrees to indemnify and hold harmless the Company and its affiliates and each of their Directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which it or such Directors, officers or controlling person may become subject under the 1933 Act, under any other statute, at common law or otherwise, arising out of the acquisition of any shares of the Fund by any person which (i) may be based upon any breach of this Agreement by the Fund or any of its employees or representatives, (ii) may be based upon any breach of the representations and warranties made by the Fund in this Agreement (iii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering shares of the Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Fund by the Company, or (iv) may be based on any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the Contracts, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; provided, however, that in no case (a) is the Fund's indemnity in favor of a Director or officer or any other person deemed to protect such Director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of obligations and duties under this Agreement or (b) is the Fund to be liable under its indemnity agreement contained in this paragraph 6.2 with respect to any claims made against the Company or such person indemnified unless the Company or such person, as the case may be, shall have notified the Fund in writing pursuant to paragraph 8.1 of this Agreement within a reasonable time after the summons or the first legal process giving information of the nature of the claim shall have been served upon the Company or such other person (or after the Company or such person shall have received notice of such service on any designated agent), but failure to notify the Fund of any claim shall not relieve it from any liability which it may have to the Company or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph 6.2. The Fund will be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit which could result in liability to it under this paragraph 6.2, but, if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the Company and to such of its Directors, officers and controlling person or persons as may be defendants in the suit. In the event that the Fund elects to assume the defense of any such suit and retain such counsel, the Company, such Directors, officers and controlling person or persons shall bear the fees and expenses of any additional counsel retained by them, but, in the case the Fund does not elect to assume the defense of any such suit, it will reimburse the Company, such Directors, officers and controlling person or persons for the reasonable fees and expenses of any counsel retained by them. The Company agrees promptly to notify the Fund pursuant to paragraph 8.1 of this Agreement of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issue and sale of any shares of the Fund.

                                  ARTICLE VII

                                  Termination

       7.1     This Agreement shall terminate:

               (a)    by mutual written consent of the Company and the Fund;

               (b) after six years from March 1, 1995, at the option of the Company or the Fund upon 60 days' advance written notice to all other parties to this Agreement; or

               (c) at the option of the Company if any of the Fund's shares are not reasonably available to meet the requirements of the Contracts funded in the Variable Account as determined by the Company; or

               (d) at the option of the Company upon institution of formal proceedings against the Fund by the SEC or any other regulatory body; or

               (e) at the option of the Fund upon institution of formal proceedings against or with respect to the Variable Account by the SEC or any other regulatory body; or

               (f) upon the vote of Contract owners having an interest in a particular Division of the Variable Account to substitute the shares of another investment company for the corresponding Portfolio shares in accordance with the terms of the Contracts for which those shares had been selected to serve as the underlying investment medium. The Company will give 30 days' prior written notice to the Fund of the date of any proposed action to replace the Fund's shares; or

               (g) in the event a Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment medium of the Contracts funded in the Variable Account; provided, however, that such termination shall only affect this Agreement's applicability to such Portfolio; or

               (h) at the option of the Company if the Fund (i) ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify, (ii) fails to meet the diversification requirements specified in paragraph 5.5 hereof, or (iii) otherwise materially breaches this Agreement; or

               (i) at the option of the Fund, upon material breach of this Agreement by the Company; or

               (j) at the option of the Fund, without payment of any amount, for cause on not less than 60 days prior written notice to the Company, unless such cause has been cured within 30 days of receiving such notice, for any one of the following reasons:

                      (i) the acquisition of more than 50% of the common stock, par value $1.00 per share, of SunAmerica Inc. by a national bank holding company (as such term is defined under the Bank Holding Company Act) or an asset management company which acts as an investment adviser with respect to mutual funds aggregating more than $15 billion in assets (in each case where such entity is not controlled by SunAmerica prior to such acquisition);

                      (ii) other than as required by law, a material change in, or other material revision tot he Contracts not previously accepted in writing by the Fund's investment adviser; or

                      (iii) any material suspension or withdrawal, or revision downward, of the Company's published claims paying ratings below "A-" (or in the case of Moody's Investor Services, below Baa3) by (A) any two of the following rating agencies: Standard & Poor's Corporation, Duff & Phelps and Best's Insurance Reports and (B) Moody's Investor Services.

       Prompt notice shall be given by each party to all other parties in the event that the conditions stated in subsections (c), (d), (e), (g), (h), (i) or
(j) of this paragraph 7.1 should occur.

       7.2 Notwithstanding any termination of this Agreement under paragraph 7.1, the Fund shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts") for a period of at least two years. The owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

       7.3 Notwithstanding any termination of this Agreement under this paragraph 7.1, the provisions of paragraphs 6.1 and 6.2 (Indemnification) shall survive any termination of this Agreement.

       7.4 Notwithstanding any other provisions of this Agreement, the obligations of the Fund hereunder are not personally binding upon any of the trustees, shareholders, officers, employees or agents of the Fund; resort in satisfaction of such obligations shall be had only to the assets and property of the Fund and not to the private property of any of such Fund's trustees, shareholders, officers, employees or agents.

                                  ARTICLE VIII

                                    Notices

       8.1 Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

       If to the Fund:        Mutual Fund Variable Annuity Trust
                              125 W. 55th Street
                              New York, New York  10019
                              Attention: Vicky Preston

       With a copy to:        The Chase Manhattan Bank, N.A.
                              Two Chase Manhattan Plaza - 18th Floor
                              New York, New York  10081
                              Attention: Mark Rapp
                                         Vice President

       If to the Company:     SunAmerica Inc.
                              1 SunAmerica Center
                              Century City
                              Los Angeles, California  90067-6022
                              Attention: Jim Rowan
                                         Vice President

       With a copy to:        SunAmerica Inc.
                              1 SunAmerica Center
                              Los Angeles, California 90067-6022
                              Attention: Susan L. Harris
                                         Vice President,
                                         General Counsel-Corporate
                                         Affairs & Secretary

                                   ARTICLE IX

                                 Miscellaneous

       9.1 This Agreement shall be construed in accordance with the laws of the State of California.

       9.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

       9.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

       9.4 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

       9.5 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                               ANCHOR NATIONAL LIFE INSURANCE COMPANY

                               By:
                                   -------------------------------------
                                   Susan L. Harris, Senior Vice President


                               VARIABLE ANNUITY ACCOUNT TWO - T

                               By: ANCHOR NATIONAL LIFE INSURANCE COMPANY

                               By:
                                   -------------------------------------
                                   Susan L. Harris, Senior Vice President


                               MUTUAL FUND VARIABLE ANNUITY TRUST

                               By:
                                   -------------------------------------